                                                                     EXHIBIT 4.5



                               State of Delaware

                       Office of the Secretary of State                  PAGE 1

                         -----------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NUMBER NINE VISUAL TECHNOLOGY CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF AUGUST, A.D. 1999, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                             /s/ Edward J. Freel
                                  [SEAL]     -----------------------------------
                                             Edward J. Freel, Secretary of State


                                             AUTHENTICATION:  9941852

                                                       DATE:  08-26-99






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                                                                     EXHIBIT 4.5

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 08/26/1999
                                                         991357836 - 2463735


                          CERTIFICATE OF AMENDMENT OF

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Number Nine Visual Technology Corporation.

     2. The Certificate of Amendment of Incorporation was filed on April 6, 1995, and as amended by Certificate of Designation filed on August 11, 1998, is hereby further amended by striking out SECTION A of Article FOURTH thereof in its entirety and by substituting in lieu of said SECTION A of Article FOURTH the following:

     "FOURTH: A. Designation and Number of Shares.
                 --------------------------------

     The total number of shares of stock which the Corporation is authorized to issue is Thirty-Five Million (35,000,000) shares which shall be divided into two classes, consisting of:

     30,000,000 shares of a class of Common Stock, par value of one cent ($.01) per share (the "Common Stock"); and

     5,000,000 shares of a class of Preferred Stock, par value of one cent ($.01) per share (the "Preferred Stock").

     The relative powers, designations, preferences, special rights, restrictions and other matters relating to such, Common Stock and Preferred Stock are as set forth below in this Article FOURTH."

     3. The Amendment of the Restated Certificate of Incorporation of the Corporation herein certified was duly adopted pursuant to the provisions of
Section 242 of the Delaware General Corporation Law.

     Signed this 25/th/ day of August, 1999.




                                        /s/ Wallace E. Smith
                                        ---------------------------
                                        Wallace E. Smith, President